PROMISSORY NOTE

For Value Received, Alpha Wastewater Inc. Promises to pay to the order of Asiamera Capital Inc. the sum of Eighty seven thousand two hundred eighty five ($87, 285.00) US$ and all further sums accounted for and paid on behalf of Alpha Wasterwater Inc by Asiamera Capital Inc. on or before the 31st day of December 2011.

:due on demand.

Debt: $87,285.00 US$;	July 15th, 2010
Debt:________________	________________
Debt:________________	________________

This Promissory Note executed in Richmond, BC., Canada between the lender and the borrower this 15th day of July 2010.

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Lender: Asiamera Capital Inc.,	Borrower: Alpha Wastewater, Inc
Shenfeng Justin Wang, President	Brian L. Hauff, President